UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 2, 2007

ARTISTdirect, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30063	95-4760230
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of Principal Executive Offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 2, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), approved an offer of employment between the Registrant and Rene Rousselet (the “Agreement”).  Pursuant to the terms and conditions of the Agreement, Mr. Rousselet will serve as the Registrant’s Corporate Controller and Principal Accounting Officer.  In consideration, Mr. Rousselet will receive base compensation at the rate of $130,000 per year, an initial stock option grant to purchase up to 50,000 shares of the Registrant’s common stock,  and will also be eligible to receive discretionary interim and annual bonuses, subject to the prior approval of the Committee.  Mr. Rousselet’s employment with the Registrant is at-will and may be terminated by either party with or without advance notice.  Mr. Rousselet initially joined the Registrant in September 2006 as corporate controller.  A complete copy of the Agreement is included in this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

 (d)          Exhibits.

A list of exhibits required to be filed as part of this Current Report on Form 8-K is set forth under the “Exhibit Index,” which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: February 6, 2007	By:	/s/ Robert N. Weingarten
	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Offer of Employment between ARTISTdirect, Inc. and Rene Rousselet approved as of February 2, 2007.